    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 26, 2001
                                                REGISTRATION NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                        WORLDWIDE WEB NETWORX CORPORATION
               (Exact Name of issuer as specified in its charter)

            DELAWARE                                  58-2280078
(State or Other Jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)

                         521 FELLOWSHIP ROAD, SUITE 130
                          MT. LAUREL, NEW JERSEY 08504

                    (Address of principal executive offices)
                                 --------------


                      THE WORLDWIDE WEB NETWORX CORPORATION
                          1999 EQUITY COMPENSATION PLAN


                      THE WORLDWIDE WEB NETWORX CORPORATION
                            2000 INCENTIVE STOCK PLAN
                            (Full title of the plans)
                                 --------------

                                 CAROL C. KNAUFF
                        WORLDWIDE WEB NETWORX CORPORATION
                         521 FELLOWSHIP ROAD, SUITE 130
                          MT. LAUREL, NEW JERSEY 08054
                                 (856) 914-3100
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (856) 914-3100

                          Copies of communications to:

                               G. DAVID ROSENBLUM
                        WORLDWIDE WEB NETWORX CORPORATION
                         521 FELLOWSHIP ROAD, SUITE 130
                          MT. LAUREL, NEW JERSEY 08054
                                 (856) 914-3149


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                      PROPOSED         PROPOSED
                                      MAXIMUM          MAXIMUM        AMOUNT OF
TITLE OF SHARES   AMOUNT TO BE        OFFERING PRICE   AGGREGATE    REGISTRATION
TO BE REGISTERED  REGISTERED(1)       PER SHARE      OFFERING PRICE      FEE
--------------------------------------------------------------------------------
Common Stock,     1,090,000 shares    $0.75(2)       $  817,500        $  204.38
par value $.001
per share,
underlying
options granted
under 1999 Plan
--------------------------------------------------------------------------------

Common Stock,     3,437,400 shares    $0.11(2)       $  378,114        $   94.53
par value $.001
per share,
underlying
options
remaining under
2000 Plan
--------------------------------------------------------------------------------

Common Stock,     9,475,000 shares    $0.57(2)       $5,400,750        $1,350.19
par value $.001
per share,
underlying
options granted
under 2000 Plan
--------------------------------------------------------------------------------
      Total       14,152,400 shares   --             $6,596,364        $1,649.09


(1) The subject shares of common stock of the Registrant have been or may be issued pursuant to either (i) the WorldWide Web NetworX Corporation 1999 Equity Compensation Plan (the "1999 Plan") or (ii) the WorldWide Web NetworX Corporation 2000 Incentive Stock Plan (the "2000 Plan"). Includes 6,300,000 shares of common stock offered pursuant to the reoffer prospectus filed herewith (the "Reoffer Prospectus"). Of the share of common stock being registered hereunder (i) 1,090,000 shares are reserved for issuance pursuant to options granted under the 1999 Plan and (ii) 12,912,400 shares are reserved for issuance pursuant to options granted or available under the 2000 Plan, including options to acquire an aggregate of 6,300,000 shares of common stock granted to certain affiliates of the registrant, which shares are included in the Reoffer Prospectus. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such number of additional shares of common stock as may become available for issuance pursuant to the 1999 plan and the 2000 Plan in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends, reverse stock splits and similar transactions.

(2) Computed in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purpose of calculating the registration fee. With respect to the 1,090,000 shares of common stock underlying options granted under the 1999 Plan, the registration fee is based on $0.75 per share, the weighted average exercise price of such options. With respect to the 3,437,400 shares of common stock underlying options available under the 2000 Plan, the registration fee is based on $0.11 per share, the average of the bid and asked prices of our common stock as quoted on the OTC Electronic Bulletin Board on February 23, 2001. With respect to the 9,475,000 shares of common stock underlying options granted under the 2000 Plan, the registration fee is based on $0.57 per share, the weighted average exercise price of such options.

                                EXPLANATORY NOTE

      WorldWide Web NetworX Corporation has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act to register shares of common stock issuable pursuant to the 1999 Plan and the 2000 Plan.

      Under cover of this Registration Statement on Form S-8 is a Reoffer Prospectus of WorldWide Web NetworX Corporation prepared in accordance with Part I of Form S-3 under the Securities Act. This Reoffer Prospectus has been prepared pursuant to Instruction C of Form S-8 and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 6,300,000 shares which may be made by certain affiliates of the WorldWide Web NetworX Corporation.

                                     PART I

      The information required by Part I, Items 1 and 2, will be included in documents sent or given to participants in the plans pursuant to rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                   PROSPECTUS


                        WORLDWIDE WEB NETWORX CORPORATION

                        6,300,000 SHARES OF COMMON STOCK

      This reoffer prospectus relates to 6,300,000 shares (the "Shares") of common stock of WorldWide Web NetworX Corporation (the "Company" or "WWWX"), which may be offered for resale from time to time by the shareholders of the Company identified in the section entitled "Selling Stockholders" on page 13 of this reoffer prospectus for their own benefit. These selling shareholders may be deemed "affiliates" of the Company under Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All of the Shares registered hereby are underlying options (the "Affiliate Options") issued to certain affiliates of the Company pursuant to the WorldWide Web NetworX Corporation 2000 Incentive Stock Plan. It is anticipated that the Shares will be offered and sold by such individuals (the "Selling Stockholders") from time to time in the over-the-counter market, or otherwise, at prices and terms then prevailing or in negotiated transactions. The Company will receive none of the proceeds from the sale of Shares by the Selling Stockholders hereunder. All expenses of registration incurred in connection herewith are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

      As used herein, the term "Selling Stockholder" also includes pledgees, donees, transferees or other successors-in-interest to the Selling Stockholders who are selling Shares received, after the date of this Reoffer Prospectus, from a Selling Stockholder.

      The proceeds received by the Company upon exercise of the Affiliate Options will be approximately $2,975,000, assuming that all of such Affiliate Options are exercised. However, there can be no assurance as to the number of Affiliate Options, if any, which will be exercised.

      The sale of the Shares by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest thereof, may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market or otherwise, in private sales or in negotiated transactions, through the writing of options on Shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. See "Selling Stockholders" and "Plan of Distribution."

      Our common stock trades on the Over the Counter Electronic Bulletin Board under the symbol "WWWX." On February 23, 2001, the last trading date before the date of this reoffer prospectus, the closing price of our common stock, as reported by the OTC Bulletin Board was $0.094 per share.

      This prospectus has been prepared for the purpose of registering the shares of common stock under the Securities Act to allow for future sale by the selling stockholders, on a continuous or delayed basis, to the public without restriction. The Selling Shareholders and any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act. In addition, any profits realized by the Selling Shareholders may be deemed to be underwriting commissions.

      INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THE DISCLOSURES IN THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this reoffer prospectus is February 26, 2001.

                                TABLE OF CONTENTS
                                                                Page
You Should Not Rely on Forward-Looking Statements
Because They are Inherently Uncertain.............................8

Where You Can Find More Information...............................8

Incorporation of Certain Information by Reference.................8

The Company.......................................................9

Risk Factors......................................................9

Use of Proceeds...................................................19

Selling Stockholders..............................................19

Plan of Distribution..............................................20

Legal Matters.....................................................22

Experts...........................................................22

Indemnification of Directors and Officers.........................22

       YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE THEY ARE
                              INHERENTLY UNCERTAIN

      This prospectus and the other reports we have filed with the SEC contain forward-looking statements that involve risks and uncertainties. You should not rely on these forward-looking statements. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions to identify forward-looking statements. These statements appear throughout the prospectus and are statements regarding our intent, belief, or current expectations, primarily with respect to our operations and related industry developments. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, some of which are beyond our control, in addition to those risks discussed in "Risk Factors" in this prospectus and in other public filings, press releases and statements by our management. All forward-looking statements are current only as of the date on which such statements were made.


                       WHERE CAN YOU FIND MORE INFORMATION

      This prospectus is part of a registration statement on Form S-8 that we filed with the Securities and Exchange Commission. Some information in the registration statement has been omitted from this prospectus in accordance with SEC rules. We file annual, quarterly and special reports, proxy reports, proxy statements and other information with the SEC. You can read and copy the registration statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the SEC: Seven World Trade Center, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661.

      You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on the Over the Counter Bulletin Board. Reports, proxy and information statements and other information concerning our company may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we have previously filed with it, which means we can disclose important information by referring to those documents. All information that we have incorporated by reference is available to you in accordance with the above paragraph. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until the Selling Stockholders have sold all the shares.

      The following documents filed with the SEC are incorporated by reference in this prospectus:

      1. Our Annual Report on Form 10-K for the fiscal year ended September 30, 2000; and

      2. The description of our common stock contained in our registration statement on Form 10 filed with the securities and Exchange Commission on June 12, 2000 (Registration No. 000-29479), including any amendments thereto and any reports filed for the purpose of updating such description.

      We will furnish to you without charge, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to G. David Rosenblum, General Counsel, WorldWide Web NetworX Corporation, 521 Fellowship Road, Suite 130, Mt. Laurel, New Jersey 08054, telephone: (856) 914-3149.

      You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. The selling stockholders should not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the cover page of this prospectus or any supplement.

                                   THE COMPANY

      WorldWide Web NetworX Corporation is a holding company that enters into joint ventures with or acquires ownership interests in off-line business-to-business companies in order to migrate the traditional business transactions of those companies onto the Internet and new business-to-business opportunities which improve the efficiency of transactions, and that makes other opportunistic investments. We currently have joint ventures with or have acquired ownership interests in eleven companies. Although we still have ownership interests in all of these companies, we have written off our interests in four of these companies, WWWX-Jencom, LLC ("WWWX-Jencom"), InterCommerce China, LLC ("InterCommerce China"), VideoNet Corporation ("VideoNet") and Vision Technologies, Inc. ("Vision"), because we have been unable to confirm that they presently have any value.

      We currently derive revenues from two companies, ATM Service, Ltd. ("ATM") and The Intrac Group, Ltd. ("Intrac"). ATM and Intrac principally derive revenue by providing off-line inventory liquidation and asset recovery services and from the purchase and resale of advertising, merchandise or business services. However, ATM's web site has not, to date, consummated any meaningful transactions or produced any meaningful revenue.

      We maintain our principal executive offices at 521 Fellowship Road, Suite 130, Mt. Laurel, New Jersey 08054. Our telephone number is (856) 914-3100.

                                  RISK FACTORS

      An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this annual report in evaluating the Company and its business before purchasing shares of common stock. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

      IF WE DO NOT RAISE ADDITIONAL FUNDS FROM THIRD PARTY SOURCES OR IMMEDIATELY BECOME PROFITABLE, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS.

      Our recurring operating losses and growing working capital needs will require us to obtain additional capital to operate our business before we have established that our business will generate significant revenue. As of February 22, 2001, we have accumulated significant losses from our business operations. The continuation of our operations is dependent upon obtaining long-term financing and achieving a profitable level of operations. While we are expending our best efforts to meet our financing needs, there can be no assurance that we will be successful in raising capital from third parties or generating sufficient funds from operations and continued development. In the event that we do not raise sufficient funds from third parties, we may not have adequate financial resources to continue our business. If additional financing is obtained, the terms of the financing may be adverse to the interests of existing stockholders, including the possibility of substantially diluting their ownership position. These circumstances raise substantial doubt about our ability to continue as a going concern.

      WE MAY HAVE DIFFICULTY OBTAINING FUTURE FUNDING SOURCES, IF NEEDED, AND WE MIGHT HAVE TO ACCEPT TERMS THAT WOULD ADVERSELY AFFECT OUR STOCKHOLDERS.

      Expenses are expected to continue to exceed revenue in fiscal 2001, and we will need to raise funds from additional financings. Any financings may result in dilution to our existing stockholders. We may have difficulty obtaining additional funding, and we may have to accept terms that would adversely affect our stockholders. For example, the terms of any future financing may impose restrictions on our right to declare dividends or on the manner in which we conduct our business. Also, lending institutions or private investors may impose restrictions on a future decision by us to make capital expenditures, acquisitions or significant asset sales. Or we may not be able to locate additional funding sources at all. If we cannot raise funds on acceptable terms, if and when needed, we will not be able to continue our operations and to pursue our goal of future strategic acquisitions.

      WE ANTICIPATE THAT WE WILL INCUR CONTINUED LOSSES FOR THE FORESEEABLE FUTURE.

      We expect to incur significant losses for the foreseeable future. To date, we have not been profitable. Even if we are able to obtain additional financing, we expect to incur significant costs associated with the pursuit of future strategic acquisitions. Our revenue may not be sufficient to fund our expenses. We may never be profitable or, if we become profitable, we may be unable to sustain profitability. Some of our expenses are or will be fixed, including non-cancelable agreements, equipment leases and real estate leases. Expenses may also increase due to the potential impact of goodwill and other charges from any future acquisitions.

      OUR TWO REVENUE GENERATING SUBSIDIARIES, ATM SERVICE, LTD. AND THE INTRAC GROUP, LTD., HAVE LIMITED OPERATING HISTORIES UPON WHICH YOU MAY EVALUATE THEIR OPERATIONS.

      We formed ATM in December 1998 and acquired Intrac in July 1999. Accordingly, we have limited operating history upon which you may evaluate us. Our lack of operating history, and evolving revenue model make it difficult to evaluate our future prospects and evaluate our business strategy. This means that you will have only limited information upon which to base an investment decision. Because of our lack of operating history, we also believe that period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance. We will encounter risks and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets. Many of these risks are described in more detail in this "Risk Factors" section. We may not successfully address any of these risks. If we do not successfully address these risks, our business would be seriously harmed.

      THE MARKET FOR OUR SOLUTIONS IS AT AN EARLY STAGE AND WE REQUIRE A CRITICAL MASS OF LARGE BUYING ORGANIZATIONS AND THEIR SUPPLIERS TO IMPLEMENT OUR SOLUTIONS.

      The market for Internet-based electronic commerce applications and services is at an early stage of development. Our success depends on a significant number of large buying organizations, marketplaces and exchanges implementing our products and services. The implementation of our products and services by these organizations is complex, time consuming and expensive. In many cases, these organizations must change established business practices and conduct business in new ways. Our ability to attract additional customers for our products and services will depend on using our existing customers as reference accounts. Unless a critical mass of large buying organizations, their suppliers, marketplaces and exchanges utilize our products and services join, our solutions may not achieve widespread market acceptance and our business would be seriously harmed.

      OUR STRATEGY OF ESTABLISHING INTERNET MARKETPLACES AS TRADING COMMUNITIES IS UNPROVEN AND MAY NOT BE SUCCESSFUL.

      As part of our business strategy, we intend, directly and through relationships with strategic partners, to establish and maintain electronic marketplaces where buyers and suppliers can conduct business-to-business commerce. If this business strategy is flawed, or if we are unable to execute it effectively, our business, operating results and financial condition will be substantially harmed. To date, we have not generated significant revenue from our marketplaces.

      OUR CUSTOMER BASE IS CONCENTRATED AND OUR SUCCESS DEPENDS IN PART ON OUR ABILITY TO RETAIN EXISTING CUSTOMERS.

      In fiscal 2000, four customers in the aggregate provided 65% of the Company's total revenue. One customer accounted for 20% of our total revenues, one customer accounted for 20%, one customer accounted for 15% and one customer accounted for 10%. If one or more of our major customers were to substantially reduce or stop their use of our products or services, our business, operating results and financial condition would be harmed. We do not have long-term contractual commitments from any of our current customers and our customers may terminate their contracts with us with little or no advance notice and without significant penalty to them. As a result, we cannot assure you that any of our current customers will be customers in future periods. A customer termination would not only result in lost revenue, but also the loss of customer references that are necessary for securing future customers.

      WE RELY ON THIRD PARTIES TO EXPAND, MANAGE AND MAINTAIN THE COMPUTER AND COMMUNICATIONS EQUIPMENT AND SOFTWARE NEEDED FOR THE DAY-TO-DAY OPERATIONS OF OUR BUSINESS.

      We rely on several third parties to provide hardware, software and services required to expand, manage and maintain the computer and communications equipment and software needed for the day-to-day operations of our business. Services provided by these parties include managing our web server, maintaining communications lines and managing network data centers, which are the locations on our network where data is stored. We may not successfully obtain these services on a timely and cost effective basis. Since the installation of the computer and communications equipment and software needed for the day-to-day operations of our business to a significant extent will be managed by third parties, we will be dependent on those parties to the extent that they manage, maintain and provide security for such equipment and software.

      WE COULD BE SUBJECT TO POTENTIAL PRODUCT LIABILITY CLAIMS AND THIRD PARTY LIABILITY CLAIMS RELATED TO PRODUCTS AND SERVICES PURCHASED THROUGH OUR COMMERCE SERVICES NETWORK.

      Our customers use our products and services to manage their goods and services procurement and other business processes. Any errors, defects or other performance problems could result in financial or other damages to our customers. A product liability claim brought against us, even if not successful, would likely be time consuming and costly and could seriously harm our business. Although our customer license agreements typically contain provisions designed to limit our exposure to product liability claims, existing or future laws or unfavorable judicial decisions could negate these limitation of liability provisions.

      Our commerce services network provides our customers with indices of products that can be purchased from participating Suppliers. The law relating to the liability of providers of listings of products and services sold over the Internet for errors, defects or other performance problems with respect to those products and services is currently unsettled. We will not pre-screen the types of products and services that may be purchased through our commerce services network. We may not successfully avoid civil or criminal liability for problems related to the products and services sold through our commerce services network or other electronic networks using our market maker applications. Any claims or litigation could still require expenditures in terms of management time and other resources to defend ourselves. Liability of this sort could require us to implement measures to reduce our exposure to this liability, which may require us, among other things, to expend substantial resources or to discontinue certain product or service offerings or to take precautions to ensure that certain products and services are not available through our commerce services network or other electronic networks using our market maker applications.

      ACQUISITIONS AND NEW STRATEGIC ALLIANCES MAY DISRUPT OR OTHERWISE HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

      As part of our business strategy we have made and expect to continue to make investments in, or acquisitions of businesses that offer complementary products, services and technologies. Our investments and acquisitions are subject to the risks commonly encountered in such activities, including, among other things:

      o acquisitions may cause a disruption in our ongoing business, distract our relatively new management team and make it difficult to maintain our standards, controls and procedures;

      o we may acquire companies or make strategic alliances in markets in which we have little experience;

      o we may not be able to successfully integrate the services, products and personnel of any acquisition or new alliance into our operations;

      o we may be required to incur debt or issue equity securities to pay for acquisitions, which may be dilutive to existing stockholders; and

      o our acquisitions may not result in any return on our investment and we may lose our entire investment.

      o If we were to suffer from one or more of these risks, our business, financial condition and results of operation could be materially harmed.

      IF INTERNET USAGE DOES NOT GROW, WE MAY BE UNABLE TO EXECUTE OUR BUSINESS PLAN TO INCREASE OUR OPERATIONS.

      Our business will be unable to succeed if Internet usage does not continue to grow or grows at significantly lower rates compared to current trends. The continued growth of the Internet depends on various factors, many of which are outside our control. These factors include, but are not limited to the following factors:

      o the Internet infrastructure's ability to support the demands placed on it;

      o the public's concerns regarding security and authentication concerns with respect to the transmission over the Internet of confidential information, such as credit card numbers and attempts by unauthorized computer users, so-called hackers, to penetrate online security systems; and

      o the public's concern regarding privacy issues, including those related to the ability of web sites to gather user information without the user's knowledge or consent.

      OUR SUCCESS IS DEPENDENT ON RETAINING OUR CURRENT KEY PERSONNEL.

      We believe that our success will depend on continued employment of our management team and our ability to attract large businesses to use our on-line web sites for the effective management, purchase and sale of inventory and other assets. Their experience in e-commerce asset management, sales and procurement is important to the establishment of our on-line web sites. We do not maintain key-man life insurance on our key personnel. The loss of the services of one or more of our management personnel could seriously harm our business. Our success also depends on having a trained sales force, telesales group and technical and customer support personnel. We will need to continue to hire additional personnel as our business grows. Competition for personnel, particularly for employees with technical expertise, is intense. New hires also frequently require extensive training before they achieve desired levels of productivity. If we cannot hire and retain suitable personnel, we may not be able to expand and develop new business communities effectively or support those that are developed, resulting in loss of customers and revenues.

      THE INTERESTS OF OUR SIGNIFICANT STOCKHOLDERS MAY CONFLICT WITH OUR INTERESTS AND THE INTERESTS OF OUR OTHER STOCKHOLDERS.

      Our current directors, officers and holders of more than 5% of the outstanding shares of our common stock collectively own approximately 30% of our outstanding common stock. As a result of their stock ownership, one or more of these stockholders may be in a position to affect significantly our corporate actions, including, for example, mergers or takeover attempts, in a manner that could conflict with the interests of our public shareholders. D.H. Blair Investment Banking Corp. is our largest shareholder and Blair Ventures-Fund I, Inc. ("Fund"), an affiliate of D.H. Blair, is our largest creditor and holds a $3.6 million convertible promissory note which is secured by all of our assets. D.H. Blair's interest as a shareholder may conflict with Fund's interest as a creditor and Fund's exercise of its rights with respect the collateral may conflict with the interests of other shareholders.

      Warren Rothstein, who was our interim chairman, president and chief executive officer from September 23, 1999 to April 26, 2000, and who continued to serve as one of our directors until August 24, 2000, also served as the chairman of ATM from December 1998 until October 19, 2000 and as chairman of Intrac from July 23, 1999 until October 19, 2000. Mr. Rothstein's duties and responsibilities with respect to certain of these positions may have been in conflict with his duties and responsibilities with respect to others.

      Thomas Settineri, who was one of our directors from September 23, 1999 until December 27, 2000, was also the president and chief executive officer of ATM and Intrac from July 23, 1999 to October 19, 2000 and has been the chairman of ATM and Intrac since October 19, 2000. Mr. Settineri's duties and responsibilities with respect to certain of these positions may have been in conflict with his duties and responsibilities with respect to others.

      FLUCTUATIONS IN OUR QUARTERLY RESULTS MAY ADVERSELY AFFECT OUR STOCK
PRICE.

      Our quarterly operating results will likely vary significantly in the future. Our operating results will likely fall below the expectations of investors in some future quarter or quarters. Our failure to meet these expectations would likely adversely affect the market price of our common stock. Our quarterly operating results may vary depending on a number of factors, including:

      o demand of buyers and sellers to use our web sites to list and purchase or sell products and/or services;

      o actions taken by our competitors, including new product introductions, fee schedules, pricing policies and enhancements;

      o     size and timing of sales of our services;

      o     our ability to control costs;

      o budget cycles of buyers and sellers of products and/or services and changes in these budget cycles; and

      o     general economic factors.

      OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE.

      The market price of our common stock is likely to be highly volatile, as the stock market in general, and the market for Internet-related and technology companies in particular, has been highly volatile. Our stockholders may not be able to resell their shares of our common stock following periods of volatility because of the market's adverse reaction to this volatility. The trading prices of many technology and Internet-related companies' stocks have been highly volatile and have reached historical highs and lows within the past 18 months and have reflected relative valuations substantially above historical levels. We cannot assure you that our stock will trade at the same levels as other Internet stocks or predict the market prices for Internet stocks in general.

      Factors that could cause this volatility may include, among other things:


                  o actual or anticipated variations in quarterly operating results;

                  o     announcements of technological innovations;

                  o     new sales formats or new products or services;

                  o     changes in financial estimates by securities analysts;

                  o     conditions or trends in the asset management industry;

                  o     conditions or trends in the Internet industry;

                  o changes in the market valuations of other Internet companies;

                  o announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures;

                  o     changes in capital commitments;

                  o     additions or departures of key personnel;

                  o     sales of our common stock; and

                  o     adequacy of liquidity and capital resources.

      Many of these factors are beyond our control. These factors may materially adversely affect the market price of our common stock, regardless of our operating performance.

      THE PREVAILING MARKET PRICE OF OUR COMMON STOCK MAY BE ADVERSELY AFFECTED BY SALES OF A SUBSTANTIAL NUMBER OF SHARES INTO THE PUBLIC MARKET.

      As of the date of this registration statement, there were 38,915,596 shares of our common stock outstanding. Of the outstanding shares, 27,624,513 are subject to the volume limitations on sale set forth in Rule

144 of the Securities Exchange Act of 1934. Sales of the shares issued in private transactions, as well as the common stock issuable upon conversion of the convertible promissory note or the convertible debentures and upon exercise of our warrants, may affect the market price of our common stock. This offering will result in additional shares of our common stock being available on the public market. If our existing stockholders sell in the public market substantial amounts of our common stock, then the market price of our common stock could fall. stock. These factors could also make it more difficult to raise funds through future offerings of common stock.

      OUR E-COMMERCE BUSINESS MAY NOT DEVELOP ADDITIONAL REVENUE SOURCES.

      We plan to generate revenues through relationships with strategic partners for the sale of assets and services. To generate significant revenues from Internet business-to-business e-commerce, we will have to continue to build these business relationships through our contacts and the expertise of our current or future personnel. We may not be able to form new strategic alliances due to a lack of sufficient financial resources or expertise in a newly targeted industry. If we are not able to build these relationships with strategic partners, we will have difficulty developing additional businesses to generate revenues.

      MARKETING AND DISTRIBUTION ALLIANCES MAY NOT GENERATE REVENUES OR MAY BE TERMINATED.

      We intend to use marketing, distribution and strategic alliances with other Internet companies to create traffic on our on-line business communities and, consequently, to generate revenues. These marketing and distribution alliances will allow us to link our on-line web sites to Internet search engines and other web sites. The success of these relationships depends on the amount of increased traffic we receive from the alliance partners' web sites.

      We may have difficulty entering into marketing and distribution alliances. Also, these arrangements may not generate revenue. Some of the marketing and distribution alliances and arrangements that we have previously entered into have not, to date, generated revenue. We also cannot assure you that we will be able to enter into these marketing and distribution alliances or renew any marketing and distribution alliances that we are able to establish or that any or all of these arrangements will generate revenue. If we are unable to establish these alliances or if any of these agreements is terminated, no revenue will be generated.

      BECAUSE OUR INDUSTRY IS HIGHLY COMPETITIVE AND HAS LOW BARRIERS TO ENTRY, WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY WITH OTHER PROVIDERS OF E-COMMERCE SERVICES.

      We believe that the strongest potential competition for e-commerce services does not come from traditional service groups but rather the evolution of the Internet and the types of business-to-business service providers that such evolution will create. The market for Internet based, business-to-business electronic commerce solutions is extremely competitive. As applications for business-to-business e-commerce begin to proliferate and mature, we will continue to compete with other technology companies and traditional service providers that seek to integrate on-line business technologies with their traditional service mix. Competition for Internet products and services and electronic business commerce is intense. We expect that competition will continue to intensify. Barriers to entry are minimal, and competitors can launch new web sites at a relatively low cost. We expect that additional companies will establish competing on-line business communities on a stand-alone basis.

      E-commerce applications are in the early stages of development. Currently, the principal focus of e-commerce business-to-business groups is to provide information and generate revenues for advertisement. As e-commerce evolves, however, we expect that other entrepreneurs and large, well-known leaders in various industries will create other niche business-to-business services that may compete with our services.

      These large industry leaders would have better name recognition in the markets that we may target. We also expect competition from large consulting firms and software solution providers, which have begun developing e-commerce applications for their existing clients. The larger financial resources of these competitors may enable them to market to potential buyers and sellers of inventory and other assets and launch more widespread marketing campaigns that would make it more difficult for us to compete.

      IF WE FAIL TO DEVELOP OUR PRODUCTS AND SERVICES IN A TIMELY AND COST-EFFECTIVE MANNER, OR IF OUR PRODUCTS AND SERVICES DO NOT ACHIEVE MARKET ACCEPTANCE, OUR BUSINESS WOULD BE SERIOUSLY HARMED.

      We may fail to introduce or deliver new releases or new potential offerings on a timely and cost-effective basis or at all, particularly given the expansion of our product offering as a result of our recent and contemplated acquisitions. The life cycles of our products are difficult to predict because the market for our products is new and emerging, and is characterized by rapid technological change, changing customer needs and evolving industry standards. The introduction of products employing new technologies and emerging industry standards could render our existing products or services obsolete and unmarketable. In addition, we have experienced delays in the commencement of commercial shipments of our new releases in the past. If new releases or potential new products are delayed or do not achieve market acceptance, we could experience a delay or loss of revenues and customer dissatisfaction.

      OUR SUCCESS DEPENDS, IN PART, ON OUR ABILITY TO USE EFFECTIVE INTERNET AND OTHER MARKETING STRATEGIES THAT DEPEND ON INTERNET GOVERNANCE AND REGULATION, WHICH ARE UNCERTAIN.

      The future success of our business is dependent, in part, on our ability to use an effective Internet marketing strategy. Because the original role of the Internet was to link the government's computers with academic institutions' computers, the Internet was historically administered by organizations that were involved in sponsoring research. Private parties have assumed larger roles in the enhancement and maintenance of the Internet infrastructure. Therefore, it is unclear what organization, if any, will govern the administration of the Internet in the future, including the authorization of domain names.

      The lack of an appropriate organization to govern the administration of the Internet infrastructure and the legal uncertainties that may follow pose risks to the commercial Internet industry and our specific web site business. In addition, the effective operation of the Internet and our business is also dependent on the continued mutual cooperation among several organizations that have widely divergent interests, including the government, Internet service providers and developers of system software language. These organizations may find that achieving a consensus may become difficult, impossible, time-consuming and costly.

      Although we are not subject to direct regulation in the United States other than federal and state business regulations generally, changes in the regulatory environment could result in the Federal Communications Commission or other United States regulatory agencies directly regulating our business. Additionally, as Internet use becomes more widespread internationally, there is an increased likelihood of international regulation.

      We cannot predict whether or to what extent any new regulation affecting e-commerce will occur. New regulation could increase our costs. For example, we do not collect sales or other similar taxes with respect to the equipment, inventory and other products sold through our on-line communities. One or more states may seek to impose sales tax collection obligations on out-of-state companies like ours that engage in or facilitate e-commerce. State and local governments have made proposals that would impose additional taxes on the sale of goods and services over the Internet. A successful assertion by one or more states or any foreign country that we should collect sales and other taxes on the exchange of equipment, inventory and other goods on our system could increase costs that we could have difficulty recovering from users of our web sites.

      Governmental agencies and their designees regulate the acquisition and maintenance of web addresses generally. For example, in the United States, the National Science Foundation had appointed Network Solutions, Inc. as the exclusive registrar for the ".com," ".net" and ".org" generic top-level addresses. Although Network Solutions no longer has exclusivity, it remains the dominant registrar. The regulation of web addresses in the United States and in foreign countries is subject to change. As result, we may not be able to acquire or maintain relevant web addresses in all countries where we conduct business that are consistent with our brand names and marketing strategy. Furthermore, the relationship between regulations governing web site addresses and laws protecting trademarks is unclear.

      WE MAY FACE INCREASED ACCESS COSTS FROM BROWSER PROVIDERS AND INTERNET DISTRIBUTION CHANNELS.

      Leading web site, browser providers and other Internet distribution channels may begin to charge us to provide access to our products and services. If any of these expenses are not accompanied by increased revenues, our e-commerce business will be negatively impacted.

      CONCERNS REGARDING SECURITY OF TRANSACTIONS AND TRANSMITTING CONFIDENTIAL INFORMATION OVER THE INTERNET MAY NEGATIVELY IMPACT OUR E-COMMERCE BUSINESS.

      We believe that concern regarding the security of confidential information transmitted over the Internet, including, for example, business and supply requirements, credit card numbers and other forms of payment methods, prevent many potential customers from engaging in online transactions. If we do not add sufficient security features to future product releases, our services may not gain market acceptance or we may face additional legal exposure.

      Despite the measures we have taken in the area of security, our infrastructure is potentially vulnerable to physical or electronic break-ins, computer viruses, hackers or similar problems caused by employees, customers or other Internet users. If a person circumvents our security measures, that person could misappropriate proprietary information or cause interruptions in our operations. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability. These risks may require us to make significant investments and efforts to protect against or remedy security breaches, which would increase the costs of maintaining our web sites.

      WE MAY BE SUBJECT TO LEGAL LIABILITY FOR PUBLISHING OR DISTRIBUTING CONTENT OVER THE INTERNET.

      We may be subject to legal claims relating to the content in our industry-specific on-line web sites, or the downloading and distribution of content. Providers of Internet products and services have been sued in the past, sometimes successfully, based on the content of material. The representations as to the origin and ownership of licensed content that we generally obtain may not adequately protect us.

      In addition, we draw some of the content provided in our on-line business communities from data compiled by other parties. This data may have errors. If our content is improperly used or if we supply incorrect information, it could result in unexpected liability. Our insurance may not cover claims of this type, or may not provide sufficient coverage. Costs from these claims that are not covered by our insurance or exceed our coverage would damage our business and limit our financial resources.

      IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS OR ARE HELD LIABLE FOR INFRINGING ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS, WE MAY BE FORCED TO DEVOTE SIGNIFICANT TIME, ATTENTION AND MONEY TO DEFEND THESE CLAIMS.

      Litigation regarding intellectual property rights is common in the Internet and software industries. We expect third-party infringement claims involving Internet technologies and software products and services to increase. If an infringement claim is filed against us, we may be prevented from using certain technologies and may incur significant costs to resolve the claim.

      Third parties may infringe or misappropriate our trademarks or other proprietary rights, which could injure our reputation and business. We may be subject to or may initiate proceedings in the United States Patent and Trademark Office, which may demand significant financial and management resources. While we enter into confidentiality agreements with our employees and consultants, and generally control access to and distribution of our proprietary information, the steps we have taken to protect our proprietary rights may not prevent misappropriation. In addition, we do not know whether we will be able to defend our proprietary rights since the validity, enforceability and scope of protection of proprietary rights in Internet-related industries is uncertain and still evolving.

      Many parties are actively developing e-commerce and other Internet related technologies, as well as a variety of online business models and methods. We believe that these parties will continue to take steps to protect these technologies, including, but not limited to, seeking patent protection. As a result, disputes regarding the ownership of these technologies and rights associated with online business are likely to arise in the future.

     Although we believe our products and information system do not infringe upon the proprietary rights of others, there can be no assurance that third parties will not assert infringement claims against us. From time to time in the ordinary course of business we may be subject to claims of alleged infringement of the trademarks and other intellectual property rights of third parties. These claims and any resultant litigation, should this occur, could further subject us to significant liability for damages. In addition, even if we prevail, litigation could be time-consuming and expensive to defend, and could result in the diversion of our time and attention and a reduction in any potential profits. Any claims from third parties may also result in limitations on our ability to use the intellectual property subject to these claims unless we are able to enter into agreements with the third parties making these claims.

      WE DEPEND ON THE CONTINUOUS INTRODUCTION OF ENHANCED SOFTWARE CAPABILITIES AND EXPANSION OF OUR SOFTWARE SERVICES, WHICH WE MAY NOT BE ABLE TO PROJECT ACCURATELY.

      If traffic in our on-line businesses develops, we may need to expand and upgrade our technology, transaction processing systems and network hardware and software. We are not able to predict these needs. In addition, we may not be able to expand and upgrade our systems and network hardware and software capabilities to accommodate our future needs. If we do not appropriately upgrade our systems, network hardware and software on an ongoing basis, we may have difficulty competing effectively.

      The life cycles of the software used to support our e-commerce services are difficult to predict because the market for our e-commerce web sites for sales and procurement of inventory and other assets is new and emerging and is characterized by changing customer needs and industry standards. The introduction of on-line products employing new technologies and industry standards could render our existing system obsolete and unmarketable. If a new software language becomes the industry standard, we may need to rewrite our software to remain competitive. We may not be able to respond in a cost-effective way and lose business as a result.

      ANTI-TAKEOVER PROVISIONS AND OUR RIGHT TO ISSUE PREFERRED STOCK COULD MAKE A THIRD-PARTY ACQUISITION OF THE COMPANY DIFFICULT.

      WorldWide Web Networx Corporation is a Delaware corporation. Anti-takeover provisions of the Delaware law could make it more difficult for a third party to acquire control of us, even if a change in control would be beneficial to our stockholders.

      Our articles of incorporation provide that our Board of Directors may issue preferred stock without shareholder approval. The issuance of preferred stock could make it more difficult for a third party to acquire us.

Our Board of Directors may issue preferred stock with voting or conversion rights that may have the effect of delaying, deferring or preventing a change of control of us and would adversely affect the market price of our common stock and voting and other rights of holders of our common stock.

      WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY RIGHTS, AND WE MAY INFRINGE ON THE PROPRIETARY RIGHTS OF OTHERS. PROPRIETARY RIGHTS ARE IMPORTANT TO OUR SUCCESS AND OUR COMPETITIVE POSITION.

      We have registered the name "ATMcenter.com" as a service mark for use in connection with our electronic commerce services on the Principal Register of the United States Patent and Trademark Office.

      Although we seek to protect our proprietary rights, our actions may be inadequate to protect any trademarks and other proprietary rights or to prevent others from claiming violations of their trademarks and other proprietary rights. We may not be able to protect our domain names for our on-line industry-specific web sites as trademarks because those names may be too generic or perceived as describing a product or service or its attributes rather than serving a trademark function.

      If we are unable to protect our proprietary rights in trademarks, service marks and other indications of origin, competitors will be able to use names and marks that are identical to ours or sufficiently similar to ours to cause confusion among potential customers between us and our services and our competitors and their services. This confusion may result in the diversion of business to our competitors or the loss of potential or existing customers. Also, to the extent these competitors have problems with the quality of their services, this confusion may injure our reputation for quality.

      Except for a search for the name ATMcenter.com, we have not conducted searches to determine whether our service marks, trademarks and similar items may infringe on the rights of third parties.

      DIFFICULTY OF PROTECTING PROPRIETARY RIGHTS IN OTHER COUNTRIES.

      Copyrights and trademarks may receive limited or no protection in some countries, and the global nature of the Internet makes it impossible to control the ultimate destination of our work.

                                 USE OF PROCEEDS

      The proceeds received by the Company upon exercise of the Affiliate Options by the Selling Stockholders will be approximately $2,975,000, assuming that all of such Affiliate Options are exercised. However, there can be no assurances as to the number of Affiliate Options, if any, which will be exercised. Management anticipates that the net proceeds of Affiliate Option exercises, if any, will be allocated to working capital and general corporate purposes, which will be applied, to the extent necessary, to the Company's operations.

      Any and all of the Shares which may be sold pursuant to this Reoffer Prospectus will be sold by the Selling Stockholders for their own accounts. The Company will receive none of the proceeds from the sale of the Shares.

                              SELLING STOCKHOLDERS

      The table below sets forth information regarding ownership of our common stock by the selling stockholders on February 22, 2001 and the Shares to be sold by them under this Reoffer Prospectus. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. SEC rules require that the number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such person that are exercisable within 60 days of February 22, 2001.

      The Shares are those which may be acquired by the Selling Stockholders upon the exercise of options granted under the WorldWide Web NetworX Corporation 2000 Stock Incentive Plan.


                                           NUMBER OF SHARES      COMMON STOCK
                       NUMBER OF SHARES    OF COMMON STOCK    BENEFICIALLY OWNED
                       OF COMMON STOCK      WHICH MAY BE            AFTER
                          OWNED(1)           OFFERED(2)          OFFERING(1)
Name                                                         Number      Percent
----                                                         ------      -------

Carol C. Knauff            500,000            5,000,000      500,000        1%
   President, Chief
   Executive
   Officer,
   Chairman of the
   Board and
   Director

R. Bruce Richardson        250,000             500,000       250,000       (3)
   Chief Financial
   Officer

G. David Rosenblum         500,000             500,000       500,000        1%
   Director and
   General Counsel

Nahum Shar                 300,000             300,000       300,000       (3)
   Assistant
   Secretary and
   Assistant
   Treasurer


----------
(1) Includes shares that the selling stockholders have the right to acquire beneficial ownership of within 60 days through the exercise of stock options granted under the WorldWide Web NetworX Corporation 2000 Stock Incentive Plan.
(2) Includes shares that may be purchased pursuant to stock options granted under the WorldWide Web NetworX Corporation 2000 Stock Incentive Plan on or before the date of this prospectus (assuming all options are vested and exercisable).
(3)   Less than 1%.

      Except as otherwise disclosed above or in documents incorporated herein by reference, the Selling Stockholders have not within the past three years had any position, office or other material relationship with us or any of our predecessors or affiliates. Because the Selling Stockholders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the Selling Stockholders sell all of the Shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by the Selling Stockholders after this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the dates on which they provided the information regarding the shares beneficially owned by them, all or a portion of the Shares beneficially owned by them in transactions exempt from the registration requirements of the Securities Act.

                              PLAN OF DISTRIBUTION

      The Company is registering the Shares on behalf of the Selling Stockholders. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Stockholders. Sales of Shares may be effected by Selling Stockholders from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the Shares, through short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of shares by the Selling Stockholders.

      The Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Shares or of securities convertible into or exchangeable for the Shares in the course of hedging positions they assume with Selling Stockholders. The Selling Stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of Shares offered by this Reoffer Prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this Reoffer Prospectus (as amended or supplemented to reflect such transaction).

      The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

      The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers or any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

      Because Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. Our Company has informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

      Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

      Upon our Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Reoffer Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

            o the name of each such Selling Stockholder and of the participating broker-dealer(s);

            o  the number of Shares involved;

            o  the initial price at which such Shares were sold;

            o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

            o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Reoffer Prospectus; and

            o  other facts material to the transactions.

      In addition, upon our Company being notified by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this Reoffer Prospectus will be filed.


                                  LEGAL MATTERS

      The validity of the common stock offered hereby will be passed upon for WorldWide Web NetworX Corporation by G. David Rosenblum, the Company's general counsel.

                                     EXPERTS

      The financial statements incorporated in this Reoffer Prospectus by reference to the Annual Report on Form 10-K of WorldWide Web Networx Corporation for the year ended September 30, 2000 have been so incorporated in reliance on the report of Ernst & Young LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      Article XI of our By-Laws provides that each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the company or is or was serving at the request of the company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the company to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

      Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II

                    INFORMATON NOT REQUIRED IN THE PROSPECTUS

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

            WorldWide Web NetworX Corporation (the "Company") hereby incorporates herein by reference the following documents:

            (1) The Company's annual report on Form 10-K for the year ended September 30, 2000, filed with the Securities and Exchange Commission (the "Commission") on January 16, 2001;

            (2) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after September 30, 2000; and

            (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed with the Securities and Exchange Commission (the "Commission") on
                  June 12, 2000 (Registration No. 000-29479), including any amendments thereto and any reports filed for the purpose of updating such description (the "Form 10 Registration Statement").

            In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") permits indemnification of directors, officers, employees and agents of corporations under certain limitations.

            The Bylaws of the Company provide for indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

            STATUTORY PROVISIONS

            Section 102(b)(7) of the Delaware Law enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its stockholders for monetary damages for violations of a director's fiduciary duty of care. Such a provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

            Section 145 provides that a corporation may indemnify a person, including officers and directors, who was, is or is threatened to be made a named defendant or respondent in a threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including appeals therein, by reason of the fact that such person was an officer or director of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise, if (1) such person conducted himself in good faith; (2) if a director, he reasonably believed that (a) his conduct as a director was in the corporation's best interest or (b) his conduct was at least not opposed to the corporation's best interest; and (3) in a criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful.

            Pursuant to Section 145, if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and
(2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. Except to the extent provided in Section 145, a director may not be indemnified in respect of a proceeding (1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity or (2) in which the person is found liable to the corporation.

            Pursuant to Section 145, a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, trustee, etc. of another corporation, trust or enterprise.

            Pursuant to Section 145, a corporation is obligated to indemnify an officer or director against reasonable expenses incurred by him in connection with a proceeding in which he is named defendant or respondent because he is or was an officer or director, if he has been wholly successful, in the merits or otherwise, the defense of the proceeding.

            The indemnity provided for in Section 145 may include judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the proceeding. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

            THE COMPANY'S BY-LAW PROVISIONS

            Our By-Laws provide that we are empowered to indemnify our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise. The company may purchase liability policies to protect itself and any director, officer, employee or agent of the company or another corporation, partnership, joint venture or other enterprise against any expense, liability or loss, whether or not the company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

            INDEMNIFICATION AGREEMENTS

            There are indemnification provisions contained in the Employment Agreement with Carol Knauff, our President and Chief Executive Officer. The agreement provides that we shall indemnify Ms. Knauff, to the fullest extent permitted by law, for any action or inaction while serving as our of our officers and directors and that we shall cover Ms. Knauff under directors and officers liability insurance with coverage in an amount not less than $10 million.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            The securities that are to be reoffered or resold pursuant to this Registration Statement were issued by us pursuant to the 1999 Plan and the 2000 Plan in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereto and/or Rule 701 thereunder.

ITEM 8.     EXHIBITS.


      EXHIBIT NO.                           EXHIBIT
      -----------                           -------

          3.1     Certificate of Incorporation of the Company, as amended
                  (incorporated by reference from the Company's Registration
                  Statement on Form 10 filed with the Securities and Exchange
                  Commission (the "Commission") on June 12, 2000 (Registration
                  No. 000-29479), including any amendments thereto and any reports filed for the purpose of updating such description
                  (the "Form 10 Registration Statement")).

          3.2 By-Laws of the Company, as amended (incorporated by reference from Exhibit 3.2 of the Form 10 Registration Statement).

          4.1     The WorldWide Web NetworX Corporation 1999 Equity Compensation
                  Plan (incorporated by reference from Exhibit 10.29 to the Form
                  10 Registration Statement).

          4.2     The WorldWide Web NetworX Corporation 2000 Incentive Stock
                  Plan (incorporated by reference from Exhibit 10.73 to the Form
                  10-K for the year ended September 30, 2000, filed with the Commission on January 16, 2001).

          5.1 Opinion of G. David Rosenblum as to legality of the securities being registered.

         23.1     Consent of Ernst & Young LLP, independent accountants
                  (incorporated by reference from Exhibit 23.1 to the Form 10-K for the year ended September 30, 2000, filed with the Commission on January 16, 2001).

         23.2     Consent of G. David Rosenblum (included as part of Exhibit
                  5.1)

         24.1     Power of Attorney (included on signature page of this Form
                  S-8).

ITEM 9.     UNDERTAKINGS.

            (a)   The undersigned hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i)  to include any prospectus required by Section
                          10(a)(3) of the Securities Act;

                     (ii) to reflect in the prospectus any facts or events
                          arising after the effective date of the registration statement (or the most recent post-effective amendment


                                     II-3

                           thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                     (iii) to include any material information with respect to
                           the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA
FIDE offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's
Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA
FIDE offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Laurel, State of New
Jersey on this day of February 26, 2001.

                                    WORLDWIDE WEB NETWORX CORPORATION


                                    /s/ Carol C. Knauff
                                    ----------------------------------
                                    By:   Carol C. Knauff
                                          President and Chief Executive Officer


                                       II-4


                                POWER OF ATTORNEY

      Each of the undersigned officers and directors of WorldWide Web NetworX
Corporation hereby severally constitutes and appoints Carol C. Knauff as attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign this Registration Statement and any amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Carol C. Knauff           Chairman of the Board, Director,         February 26, 2001
------------------------      President and Chief Executive Officer
Carol C. Knauff

/s/ R. Bruce Richardson       Chief Financial Officer                  February 26, 2001
------------------------
R. Bruce Richardson

/s/ G. David Rosenblum        Director                                 February 26, 2001
------------------------
G. David Rosenblum

                                INDEX TO EXHIBITS

            The following is a complete list of exhibits filed as part of this registration statement:


      EXHIBIT NO.                           EXHIBIT
      -----------                           -------
          3.1     Certificate of Incorporation of the Company, as amended
                  (incorporated by reference from the Company's Registration
                  Statement on Form 10 filed with the Securities and Exchange
                  Commission (the "Commission") on June 12, 2000 (Registration
                  No. 000-29479), including any amendments thereto and any
                  reports filed for the purpose of updating such description
                  (the "Form 10 Registration Statement")).

          3.2 By-Laws of the Company, as amended (incorporated by reference from Exhibit 3.2 of the Form 10 Registration Statement).

          4.1     The WorldWide Web NetworX Corporation 1999 Equity Compensation
                  Plan (incorporated by reference from Exhibit 10.29 to the Form
                  10 Registration Statement).

          4.2     The WorldWide Web NetworX Corporation 2000 Incentive Stock
                  Plan (incorporated by reference from Exhibit 10.73 to the Form
                  10-K for the year ended September 30, 2000, filed with the Commission on January 16, 2001).

          5.1 Opinion of G. David Rosenblum as to legality of the securities being registered.

         23.1     Consent of Ernst & Young LLP, independent accountants
                  (incorporated by reference from Exhibit 23.1 to the Form 10-K for the year ended September 30, 2000, filed with the Commission on January 16, 2001).

         23.2     Consent of G. David Rosenblum (included as part of Exhibit
                  5.1)

         24.1     Power of Attorney (included on signature page of this Form
                  S-8).




                                       II-6